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                                                                   Exhibit 10.11


                        ORTHOPAEDIC BIOSYSTEMS LTD., INC.
                            1998 DIRECTOR OPTION PLAN


                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 Establishment of the Plan. Orthopaedic Biosystems Ltd., Inc., an Arizona corporation (the "Company"), establishes the "Orthopaedic Biosystems Ltd., Inc. 1998 Director Option Plan" (the "Plan") for its Nonemployee Directors, as set forth in this document. The Plan grants Nonqualified Stock Options to Nonemployee Directors, subject to the terms below.

         Subject to the approval of the Plan by the Company's shareholders, the Plan will become effective July 8, 1998 (the "Effective Date"). However, Options granted under the Plan will be canceled if the Plan is not approved by the Company's shareholders.

         1.2 Purpose of the Plan. The purpose of the Plan is to further the Company's short- and long-term objectives by attracting and retaining the services of Nonemployee Directors of outstanding competence and by linking the personal interests of Nonemployee Directors to those of the Company's shareholders.

         1.3 Duration of the Plan. The Plan will begin on the Effective Date and shall remain in effect until all Stock under the Plan has been granted or purchased according to the Plan's provisions or until the Board of Directors exercises its right to terminate the Plan. However, no shares of Stock or Option may be granted under the Plan after July 8, 2008.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Annual Grant Date" means the third business day following the public release of the Company's fiscal year-end earnings information.

                  (b) "Board" or "Board of Directors" means the Board of Directors of Orthopaedic Biosystems Ltd., Inc., and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means the committee of the Board of Directors appointed by the Board to administer this Plan.


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                  (e) "Company" means Orthopaedic Biosystems Ltd., Inc., an
         Arizona corporation, or any successor thereto as provided in Section
         9.2 herein.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

                  (g) "Fair Market Value" means the fair market value of such Stock as determined by the Board in its discretion, under one of the following methods: (i) the closing price for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no price is so reported for that date, such price on the next preceding date for which the closing price was reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

                  (h) "Nonemployee Director" means any individual who is a member of the Board of Directors, but who is not otherwise an employee of the Company.

                  (i) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an incentive stock option qualifying under Code Section 422.

                  (j) "Option" means a Nonqualified Stock Option under this
Plan.

                  (k) "Participant" means a Nonemployee Director of the Company who has outstanding an award granted under the Plan.

                  (l) "Stock" means the shares of common stock of Orthopaedic Biosystems Ltd., Inc.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only such portion shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect.

                            ARTICLE 3. ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Board or a Committee of two or more Nonemployee Directors appointed by the Board to administer the Plan, subject to the

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restrictions set forth in this Plan. Except as otherwise provided, reference to the Committee shall refer to the Board if the Board does not appoint a Committee to administer the Plan.

         3.2 Administration by the Committee. The Committee shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to take any action that would result in the Plan not being treated as a formula plan under Section 16 of the Exchange Act.

         3.3 Decisions Binding. All decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of shares of Stock available for grant under the Plan may not exceed 100,000. The Stock issued may be authorized and unissued Stock or Stock reacquired by the Company, as determined by the Committee.

         4.2 Lapsed Awards. If any Option granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to purchase pursuant to such Option again shall be available for grant under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Stock combination, or other change in the corporate structure of the Company affecting the Stock, the number and/or type of Stock subject to any outstanding Award, the Option exercise price per share under any outstanding Option, will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of this Plan.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan are limited to Nonemployee Directors.

         5.2 Actual Participation. All eligible Nonemployee Directors shall receive Option grants pursuant to Article 6.


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                            ARTICLE 6. OPTION GRANTS

          6.1 Annual Grant of Options. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director shall be granted an Option to purchase 1,500 shares of Stock on each Annual Grant Date. The Option granted pursuant to this Section 6.1 shall be immediately vested and exercisable as of the relevant Annual Grant Date.

         6.2 Initial Grant. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director who first becomes a Director after the Effective Date shall be granted an Option to purchase 5,000 shares of Stock as of such date. The Option granted pursuant to this Section 6.2 shall be immediately vested and exercisable.

         6.3 Individual Award Agreement. Each Option grant shall be evidenced by an individual agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

         6.4 Option Price. The purchase price per share available for purchases under an Option granted pursuant to this Article 6 shall be equal to the Fair Market Value on the Annual Grant Date or on the date the Director first becomes a Director, as the case may be.

         6.5 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 6 shall expire on the tenth anniversary date of its grant.

         6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its acceptable equivalent, or (b) by tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price (provided that the Stock tendered upon Option exercise have been held by the Participant for at least six
(6) months prior to their tender to satisfy the Option price), or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         6.7 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 6 comply with applicable law, the Board shall impose restrictions on any Stock acquired pursuant to the exercise of an Option under this Article 6, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.

         6.8 Termination of Service on the Board of Directors. If the service of a Participant on the Board terminates for any reason any outstanding Options that are not vested as of such date shall

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be forfeited. The Options that are otherwise exercisable as of the date of such termination shall be exercisable by the Participant for one year after such termination, unless the Options expire earlier under Section 6.5.

         6.9 Nontransferability of Options. No Option granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

               ARTICLE 7. AMENDMENT, MODIFICATION, AND TERMINATION

         7.1 Amendment, Modification, and Termination. The Board may, at any time and from time to time, terminate, amend or modify the Plan; provided, however that to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         7.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding such Option.

                            ARTICLE 8. MISCELLANEOUS

         8.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         8.2 Successors. All obligations of the Company under this Plan, with respect to Options, cash or Stock granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         8.3 Requirements of Law. The granting of Options, cash and Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision set forth in this Plan, the Committee may, at its sole discretion, terminate, amend, or modify this Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

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         8.4 Governing Law. This Plan, and all agreements hereunder, shall be governed by the laws of the State of Arizona.


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